Exhibit 8.1

Subsidiaries of Registrant

Name:		Place of Incorporation:
Wholly Owned Subsidiaries:
1.	iSoftStone Korea Inc.	Korea
2.	iSoftStone Inc.	U.S.
3.	iSoftStone LLC	U.S.
4.	iSoftStone Technology Corporation	Canada
5.	iSoftStone GmbH	Germany
6.	iSoftStone Limited	U.K.
7.	iSoftStone Hong Kong Limited	Hong Kong
8.	iSoftStone Japan Limited	Japan
9.	iSoftStone Technology Japan Inc.	Japan
10.	iSoftStone Information Technology (Group) Co., Ltd.	PRC
11.	Beijing iSoftStone Data Technology Service Co., Ltd.	PRC
12.	iSoftStone Information Technology Group (Dalian) Co., Ltd.	PRC
13.	iSoftStone Information Technology Co., Ltd.	PRC
14.	iSoftStone information System Service Co., Ltd.	PRC
15.	Guangzhou iSoftStone Information Technology Co., Ltd.	PRC
16.	iSoftStone Information Technology Group Chengdu Technology Co., Ltd.	PRC
17.	Xi’an iSoftStone Information Technology Co., Ltd.	PRC
18.	Hangzhou iSoftStone Information Service Co., Ltd.	PRC
19.	Shanghai Kangshi Information Systems Co., Ltd.	PRC
20.	Shenzhen iSoftStone Technology Co., Ltd.	PRC
21.	Shenzhen iSoftStone Information Technology Co., Ltd.	PRC
22.	Tianjin Intime Information Technology Co., Ltd.	PRC
23.	iSoftStone Information Technology (Dalian) Co., Ltd.	PRC
24.	iSoftStone Information Technology Group (Wuhan) Co., Ltd.	PRC
25.	Zhenjiang iSoftStone Information Technology Co., Ltd.	PRC
26.	iSoftStone Information System Service Yancheng Co., Ltd.	PRC
27.	Beijing Ruantong Xutian Technology Development Co., Ltd.	PRC
28.	Liaoyuan iSoftStone Information Technology Co., Ltd.	PRC
29.	Shanghai iSoftStone Industrial Co., Ltd.	PRC
30.	Foshan iSoftStone Information Technology Co., Ltd.	PRC
31.	Jiangsu Jingwei Software Technology Co., Ltd.	PRC
32.	Shandong Lingdong Infromation Technology Co., Ltd.	PRC
33.	Kunshan iSoftStone Information Technology Co., Ltd.	PRC
34.	Nanjing iSoftStone Information System Service Co. Ltd.	PRC
35.	Nanjing iSoftStone Information Technology Service Co. Ltd	PRC
Majority Owned Subsidiaries:
36.	Beijing iSoftStone Jiewen Information Technology Co., Ltd.	PRC
37.	iHealthStone Co., Ltd.	PRC
38.	iSYS Information Technology Col, Ltd.,	PRC
39.	Suzhou iSoftStone Information Technology Co., Ltd.	PRC
40.	Lingdong Information Technology Co., Ltd.	PRC
41.	Sichuan Lingdong Information Technology Co., Ltd	PRC
42.	Kaiying Information Technology Co., Ltd.	PRC
43.	iSoftstone Technology Service Co., Ltd.	PRC
44.	Tianjin iSoftStone Technology Service Co., Ltd.	PRC
45.	Nanjing iSoftStone Technology Service Co., Ltd.	PRC
46.	iSoftStone Technology Service Wuxi Co., Ltd.	PRC
47.	Xi’an iSoftStone Technology Co., Ltd.	PRC
48.	iSoftStone Technology Service Shanghai Co., Ltd.	PRC
49.	Beijing Guodian Ruantong Jiangsu Technology Co., Ltd.	PRC
50.	Beijing Guodian Ruantong Technology Co., Ltd.	PRC
51.	Jiangsu Lingke Information Technology Co., Ltd.	PRC
Consolidated Affiliated Entity:
52.	Beijing iSoftStone Technologies Ltd.	PRC